EXHIBIT 99.1

American Resources Corporation Reports Third Quarter 2021 Financial Results and Provides Business Outlook

Company highly aligned with major U.S. priorities in both infrastructure and electrification

Significant execution has positioned the Company to be a low-cost, stable provider of raw materials to high-growth markets

Company seeing significantly increasing carbon demand and price realization as it scales operations

Strong balance sheet provides financial strength and flexibility to execute on its innovation, collaboration and growth plans

Company to host update conference call today at 11:00 AM ET

November 15, 2021 | Source: American Resources Corporation

FISHERS, INDIANA / ACCESSWIRE / November 15, 2021 / American Resources Corporation (NASDAQ:AREC) (“American Resources” or the “Company”), a next generation and socially responsible supplier of raw materials to the new infrastructure and electrification marketplace, today reported its third quarter of 2021 financial results and provided a corporate update. The Company will host a conference call and webcast, today, November 15, 2021, at 11:00 a.m. ET (details below).

Mark Jensen, Chairman and CEO of American Resources Corporation commented, “Over the course of the third quarter of 2021, we continued to position our Company to be one of the most unique growth platforms to reposition old-world, legacy assets to strategically align with a more modern economy. With the advancement of our nation’s infrastructure initiatives, we find ourselves extremely well aligned with our American Carbon and American Rare Earth divisions to support these important aspects of our national and global economies. Both traditional infrastructure like roads, ports and bridges as well more modern infrastructure initiatives such as the advancements of green energy and clean tech have a growing need for both high quality steel as well as critical battery and magnet metals. We remain highly committed and focused on the execution of both divisions and feel like we are extremely well positioned to be the growing supplier of high-quality metallurgical carbon in a market that is expected to remain tightly supplied for the foreseeable future, as well as redefining how critical and rare earth elements are both sourced and processed throughout the world while also focusing on the circular economy of recycling existing permanent magnets and battery metals.”

1

Third Quarter 2021 Key Highlights

•	Procured supplemental equipment to enhance the functionality of the Company’s REE electrolysis processing plant and analysis of certain feedstocks such as fly ash.

•	Appointed Jeff Peterson as a senior member to expand and bolster the Company’s American Rare Earth division and focus on the deployment and commercialization of the Company’s intellectual property.

•	Finalized its site selection to build its first commercial scale rare earth element isolation and purification facility in the United States. The secured site provides approximately 7 acres of developable land in Noblesville, Indiana.

•	Named to a U.S. Department of Energy (DOE) Federal Demonstration Partnership award for the sorting for critical mineral-rich coal resource feedstock in a support role. The program is focused on determining novel methods for predicting rare earth elements and critical minerals in different coal types.

•	Engaged industry consultant, Rodney Campbell, to spearhead and assist with the collection and analysis of the Company’s controlled, carbon-based rare earth element feedstocks.

•	Showcased success in achieving an ultra-high purity of the battery metals lithium, nickel and cobalt from recycled NMC batteries sourced from electric vehicles, following its success in processing isolated and purified magnet metals. The Company utilized its affinity chromatography technology to achieve the results from its exclusive licensed and patented technology.

“Looking forward to the remainder of 2021 and beyond, we remain extremely excited and optimistic about the opportunities that lie ahead of us throughout all of our operating divisions. Our American Carbon division, with one of the largest metallurgical carbon growth platforms in the industry, continues to execute on its production ramp. Our Perry County Resources (PCR) complex continues to progress with an updated and expanded mine plan to maximize production and efficiencies in the current market. We have positioned the PCR complex to be one of the lowest, if not the lowest cost, metallurgical carbon complexes in the country with updated mine and processing plant infrastructure and equipment. We expect PCR to continue its production growth throughout the end of this year. With the recent commencement of our McCoy Elkhorn complex and our Carnegie 1 mine, we will continue to progress with our plan to bring our additional Carnegie mines online to feed the McCoy complex throughout the rest of this year and early 2022. Additionally, and given the strength of the metallurgical carbon market, we’ve announced our strategic plans to restart our Wyoming County, WV complex (WCC) next year and are looking at various partnerships to collaboratively execute on that project. Once established, we’re confident WCC will be a meaningful contributor to our 2022 growth,” continued Mr. Jensen.

“American Rare Earth represents a very exciting and strategic opportunity for us to help solve some pressing issues regarding the rapidly growing demand for battery and magnet metals and how these materials are sources and processed. We strongly believe that innovation is needed to establish the United States competitively within these supply chains, and a sustainable and circular life cycle is key to that approach. We are confident that our chromatography process will help drive that innovation and redefine how these critically important materials are processed and purified. Our chromatography solution is applying an established and commercialized technology to critical and rare earth element processing. Now that we have showcased its ability to isolate and purify battery and magnet metals to ultra-high purities and yields, we are confident and focused on being the first in the United States and first in the world to use this most environmentally safe and economically viable method ever established. “

2

“Lastly, our Company-sponsored SPAC, American Acquisition Opportunity Inc. and our graphene licensing partner, Novusterra Inc. have the potential to drive meaningful value and are examples of our nimble, shareholder-focused culture. We continue to work with our partners involved and help them with an efficient pathway to a public listing and feed the demands of a more modern economy, very similarly to American Resources,” concluded Mr. Jensen.

Expected Near-Term Catalysts

•	Continued execution and milestone announcements on American Rare Earth processing and purification development and commercialization

•	Additional metallurgical carbon production growth and offtake agreements

•	Secure additional collaboration agreements with sourcing partners for REE end-of-life materials and REE feedstocks

•	Announce key appointments to American Carbon production teams to enhance production and mitigate future labor challenges

•	Formalize SPAC target opportunity

Conference Call Information

American Resources management will host a conference call for investors, analysts and other interested parties today, Monday, November 15, 2021 at 11:00 AM ET.

Interested participants and investors may access the conference call by dialing (877) 407-4019 and referencing American Resources Corporation’s Third Quarter of 2021 Conference Call, or by the webcast link: here.

Financial Results for Third Quarter 2021

For the third quarter of 2021, American Resources reported a net income loss of $8.91 million, or a loss of $0.15 per share for the three months ended September 30, 2021, as compared with a net income gain of $0.12 million, or $0.00 per share in the prior-year period. The Company earned adjusted earnings before interest, taxes, depreciation, amortization, equity-based compensation, warrant expense and development and restructuring costs (“Adjusted EBITDA”) of a $1.37 million loss in the third quarter of 2021, as compared with Adjusted EBITDA of $2.8 million for the third quarter of 2020.

Third Quarter 2021 Summary

Total revenues were $2.81 million for the third quarter of 2021 compared to revenues of $0.295 million during the third quarter of 2020. General and administrative expenses for the third quarter of 2021 were $826,000 compared to $133,000 in the prior year period. American Resources incurred interest expense of $1.1 million during the third quarter of 2021 compared to $380,000 during the third quarter of 2020. Development costs during the quarter were $5.14 million, compared to $3.06 million in the second quarter of 2021.

Given improvements to the Company’s balance sheet including its strong cash position, the reduction of approximately $8.5 million of debt and payables as well as the recommencement of operations and sales, the Company was able to remove the “going concern” from its financial statement. Additionally, the Company made capital investments of approximately $10 million in the form of development, equipment and infrastructure to its American Carbon and American Rare Earth divisions to better position each entity for successful execution.

The Company did not incur any income tax expense in the third quarter of 2021 as it was able to utilize its available net operating losses (“NOL”) carried forward from prior periods of approximately $17.8 million as of December 31, 2020.

3

AMERICAN RESOURCES CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

UNAUDITED

	For the three months ended September 30, 2021	For the three months ended September 30, 2020	For the nine months ended September 30, 2021	For the nine months ended September 30, 2020

Coal Sales	$2,779,193	$-	$3,121,782	$524,334
Metal Aggregating, Processing and Sales	20,510	294,646	48,385	521,482
Royalty Income	14,220	-	47,614	-

Total Revenue	2,813,923	294,646	3,217,781	1,045,816

Cost of Coal Sales and Processing	(3,068,847)	(72,692)	(4,813,688)	(2,590,435)
Accretion Expense	(305,636)	(240,685)	(916,909)	(981,859)
Depreciation	(495,676)	(646,438)	(1,364,220)	(1,855,236)
Amortization of Mining Rights	(314,765)	(313,224)	(938,135)	(939,672)
General and Administrative	(826,480)	(132,676)	(2,501,548)	(1,659,908)
Professional Fees	(287,414)	(175,832)	(1,191,397)	(686,158)
Production Taxes and Royalties	(215,681)	(154,604)	(883,339)	(404,660)
Development Costs	(5,142,306)	(792,926)	(10,009,860)	(1,228,333)

Total Operating Expenses	(10,656,805)	(2,529,078)	(22,619,096)	(10,346,261)

Net Loss from Operations	(7,842,882)	(2,234,432)	(19,401,316)	(9,300,445)

Other Income and (expense)
Other Income (loss)	(58,340)	160,635	(469,927)	(153,544)
Gain on interest forgiven	-	832,500	-	832,500
Gain on Depreciation Recapture	-	1,706,569	-	1,706,569
Gain on sale of stock	-	-	-	6,820,949
Amortization of debt discount and issuance costs	(3,179)	(2,879)	(8,637)	(8,637)
Interest Income	85,901	41,172	187,293	164,686
Interest expense	(1,095,021)	(379,583)	(2,260,965)	(1,891,226)
Total Other income (expense)	(1,070,639)	2,358,413	(2,552,236)	7,471,297

Net Income (Loss)	$(8,913,521)	$123,982	$(21,953,552)	$(1,829,148)

Net loss per common share - basic and diluted	$(.15)	$.00	$(.41)	$(.07)

Weighted average common shares outstanding	60,016,171	26,785,364	53,070,428	27,009,075

4

AMERICAN RESOURCES CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
UNAUDITED

	September 30, 2021	December 31, 2020
ASSETS

CURRENT ASSETS
Cash	$19,121,714	$10,617,495
Accounts Receivable	2,106,937	38,650
Inventory	1,664	150,504
Prepaid fees	268,332	175,000
Accounts Receivable - Other	-	234,240
Advances to related party	5,000	-
Total Current Assets	21,503,647	11,215,889

LONG-TERM ASSETS
Cash - restricted	1,008,583	583,708
Property and Equipment, Net	23,022,004	22,498,659
Investment in LLC – Related Party	2,250,000	-
Note Receivable	4,117,139	4,117,139
Total Long-Term Assets	30,397,726	27,199,506

TOTAL ASSETS	$51,901,373	$38,415,395

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$2,748,903	$4,288,794
Non-Trade payables	2,681,651	3,850,781
Accounts payable – related party	2,318,119	679,146
Accrued interest	427,818	1,043,519
Due to affiliate	74,000	74,000
Current portion of long term-debt	5,314,261	10,997,692
Current portion of convertible debt, (net of unamortized discount of $123,406 and $827,573)	12,050,769	-
Current portion of reclamation liability	2,327,169	2,327,169
Total Current Liabilities	27,942,690	23,261,101

LONG-TERM LIABILITIES
Long-term portion of note payable (net of issuance costs of $397,030 and $405,667)	4,746,156	5,330,752
Convertible note payables – long term	-	14,300,907
Reclamation liability	16,445,044	15,528,135
Total Long-Term Liabilities	21,191,200	35,159,794

Total Liabilities	49,133,890	58,420,895

STOCKHOLDERS’ EQUITY (DEFICIT)
AREC - Class A Common stock: $.0001 par value; 230,000,000 shares authorized, 60,829,718 and 42,972,762 shares issued and outstanding	6,083	4,256
Additional paid-in capital	158,119,222	113,279,448
Accumulated deficit	(155,357,822)	(133,289,247)
Total Stockholders’ Equity (Deficit)	2,767,483	(20,005,500)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$51,901,373	$38,415,395

5

AMERICAN RESOURCES CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the nine months ended	For the nine months ended
	September 30, 2021	September 30, 2020
Cash Flows from Operating activities:
Net loss	$(21,953,552)	$(1,829,148)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,364,220	1,855,236
Amortization of mining rights	938,135	939,672
Accretion expense	916,909	981,859
Liabilities reduced due to sale of assets	-	(3,271,973)
Amortization of issuance costs and debt discount	4,095,706	-
Stock option expense	478,665	-
Issuance of shares for services	187,999	18,800
Issuance of shares for debt settlement	-	642,060
Warrant expense	-	230,050
Shares returned as part of asset sale	-	(1,840,200)

Change in current assets and liabilities:
Accounts receivable	(1,839,047)	2,378,755
Inventory	148,840	365,126
Prepaid expenses and other assets	(93,332)	(175,000)
Accounts payable	(2,709,020)	(303,567)
Accrued interest	(615,701)	(2,296,237)
Accounts payable - related party	1,638,973	202,351
Cash used in operating activities	(17,441,205)	(2,102,216)

Cash Flows from Investing activities:

Cash used in investments in LLCs	(2,250,000)	-
Cash received (paid) for PPE, net	(2,825,701)	417,857
Cash provided by (used in) investing activities	(5,075,701)	417,857

Cash Flows from Financing activities:

Principal payments on long term debt	(641,409)	(1,072,745)
Proceeds from convertible debt	600,000	3,638,277
Proceeds from the sale of common stock, net	29,218,000	797,475
Proceeds from long term debt	-	28,000
Proceeds from warrant conversions	2,269,425	1,223,700
Net proceeds from (payments to) factoring agreement	-	(1,807,443)
Cash provided by financing activities	31,446,016	2,807,264

Increase(decrease) in cash and restricted cash	8,929,094	1,122,905

Cash and restricted cash, beginning of period	11,201,203	268,811

Cash and restricted cash, end of period	$20,130,297	$1,391,716

Supplemental Information
Non-cash investing and financing activities
Issuance of common shares for debt conversions	$8,485,384	$-
Issuance of warrants in conjunction with convertible notes	$-	$1,223,700
Cash paid for interest Warrant exercise for common shares	$42,426	$208,154
Issuance of warrants in conjunction with convertible notes Discount on note due to beneficial conversion feature	$-	$1,223,700
Cash paid for interest	$-	$1,223,700
Issuance of warrants in conjunction with convertible notes	$-	$1,223,700

Cash paid for interest	$42,426	$208,154
Cash paid for income taxes	$-	$-

6

Reconciliation of Non-GAAP Measures

Reconciliation of Adjusted EBITDA to Amounts Reported Under U.S. GAAP

	For the three months ended Sept. 30, 2021	For the three months ended Sept. 30, 2020
Net Income	(8,913,521)	123,982

Interest & Other Expenses	1,095,021	379,583
Income Tax Expense	-	-
Accretion Expense	305,636	240,685
Depreciation	495,676	646,438
Amortization of Mining Rights	314,765	313,224
Amortization of Debt Discount & Issuance	3,179	2,879
Non-Cash Stock & Option Comp. Expense	101,615	101,615
Non-Cash Warrant Expense	86,384	142,296
Development Costs	5,142,306	792,926
PCR Restructuring Expenses	-	66,275

Total Adjustments	7,544,582	2,685,921

Adjusted EBITDA	(1,368,939)	2,809,903

(1)

Adjusted EBITDA is defined as net income before net interest expense, income tax expense, accretion expense, depreciation, non-cash stock compensation expense, transaction and other professional fees, and development costs. Adjusted EBITDA is not a measure of financial performance in accordance with GAAP, and we believe items excluded from Adjusted EBITDA are significant to a reader in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flow from operations or as a measure of our profitability, liquidity, or performance under GAAP. We believe that Adjusted EBITDA presents a useful measure of our ability to incur and service debt based on ongoing operations. Furthermore, similar measures are used by analysts to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by others.

About American Resources Corporation

American Resources Corporation is a next-generation, environmentally and socially responsible supplier of high-quality raw materials to the new infrastructure market. The Company is focused on the extraction and processing of metallurgical carbon, an essential ingredient used in steelmaking, critical and rare earth minerals for the electrification market, and reprocessed metal to be recycled. American Resources has a growing portfolio of operations located in the Central Appalachian basin of eastern Kentucky and southern West Virginia where premium quality metallurgical carbon and rare earth mineral deposits are concentrated.

7

American Resources has established a nimble, low-cost business model centered on growth, which provides a significant opportunity to scale its portfolio of assets to meet the growing global infrastructure and electrification markets while also continuing to acquire operations and significantly reduce their legacy industry risks. Its streamlined and efficient operations are able to maximize margins while reducing costs. For more information visit americanresourcescorp.com or connect with the Company on Facebook, Twitter, and LinkedIn.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond American Resources Corporation’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

PR Contact

Precision Public Relations

Matt Sheldon

917-280-7329

matt@precisionpr.co

Investor Contact:

JTC Team, LLC

Jenene Thomas

833-475-8247

arec@jtcir.com

RedChip Companies Inc.

Todd McKnight

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance and Communications

317-855-9926 ext. 0

investor@americanresourcescorp.com

8